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                                                                    Exhibit 23.1










                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-002893) pertaining to the Robbins & Myers, Inc. Employee Savings Plan for Union Employees of our report dated May 29, 1998, with respect to the financial statements and schedules of the Robbins & Myers, Inc. Employees Savings Plan for Union Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                                           /s/ ERNST & YOUNG LLP

Dayton, Ohio
June 22, 1998